FORM OF FIRST AMENDMENT TO CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of October 9, 1996 (this "Amendment"), amends the Credit Agreement, dated as of April 29, 1996 (the "Credit Agreement"), among certain investment companies (each, a "Trust"), the various financial institutions parties thereto (collectively, the "Banks") and Bank of America National Trust and Savings Association, as agent (the "Agent") for the Banks. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

         WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Banks to extend certain credit facilities to the Trusts from time to time; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

         SECTION 1 AMENDMENTS.  Effective  as of  October 9,  1996,
Section 6.17(ii)(a) of the Credit Agreement shall be amended to state in its entirety as follows:

         "for any reason other than Indebtedness arising from a failed trade, the lesser of $1,000,000 and 10% of its then-current Net Asset Value (provided that for a period of no more than one Business Day at a time, such $1,000,000 may be increased to (1) $5,000,000 or (2) in the case of a Fund with a Net Asset Value in excess of $1,000,000,000, an amount equal to 1/2 of 1% of its Net Asset Value.)"


        SECTION 2 CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this Section 2 shall have been satisfied, and notice thereof shall have been given by the Agent to the Trusts and the Banks.

        SECTION 2.1 Receipt of Documents. The Agent shall have received this Amendment, duly executed by the Trusts, the Agent and the Majority Banks, dated the date hereof or such other date as shall be acceptable to the Agent, and in form and substance satisfactory to the Agent.

        SECTION 2.2 Compliance with Warranties, No Default, etc. Both before and after giving effect to the effectiveness of this Amendment, the following statements by the Trusts shall be true and correct (and the Trusts, by their execution of this Amendment, hereby represent and warrant to the Agent and each Bank that such statements are true and correct as at such times):

                           (a) the  representations  and warranties set forth in
         Article V of the Credit Agreement shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

                           (b) no Default shall have then occurred and be continuing.

         SECTION 3  MISCELLANEOUS.

         SECTION 3.1 Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.

         SECTION 3.2 Payment of Costs and Expenses. The Trusts agree to pay on demand all expenses of the Agent (including the fees and out-of-pocket expenses of counsel to the Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

         SECTION 3.3 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 3.4 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

         SECTION 3.5 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 3.6 Disclaimer. None of the shareholders, trustees, officers, employees and other agents of any Trust or Fund shall be personally bound by or liable for any indebtedness, liability or obligation hereunder or under the Notes, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder. Nothing in this Section 3.6 shall affect the Bank's rights against Adviser Persons as provided in Section 1.5 of the Credit Agreement.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                           COLONIAL TRUST I ON BEHALF OF
                                           COLONIAL INCOME FUND, COLONIAL HIGH
                                           YIELD SECURITIES FUND AND COLONIAL
                                           STRATEGIC INCOME FUND

                                            By _____________________________
                                           Title __________________________


                                           COLONIAL TRUST II ON BEHALF OF
                                           COLONIAL ADJUSTABLE RATE U.S.
                                           GOVERNMENT FUND

                                            By _____________________________
                                           Title __________________________

                                           COLONIAL   TRUST  III  ON  BEHALF  OF
                                           COLONIAL GLOBAL EQUITY FUND, COLONIAL
                                           GLOBAL   NATURAL    RESOURCES   FUND,
                                           COLONIAL   GROWTH  SHARES  FUND,  THE
                                           COLONIAL   FUND,    COLONIAL   GLOBAL
                                           UTILITIES  FUND,  COLONIAL  STRATEGIC
                                           BALANCED     FUND    AND     COLONIAL
                                           INTERNATIONAL FUND FOR GROWTH

                                           By _____________________________
                                           Title __________________________


                                           COLONIAL   TRUST  IV  ON   BEHALF  OF
                                           COLONIAL INTERMEDIATE TAX EXEMPT AND,
                                           COLONIAL HIGH YIELD  MUNICIPAL  FUND,
                                           COLONIAL  UTILITIES  FUND,   COLONIAL
                                           SHORT TERM TAX EXEMPT FUND,  COLONIAL
                                           TAX EXEMPT  INSURED FUND AND COLONIAL
                                           TAX EXEMPT FUND

                                            By _____________________________
                                           Title __________________________

                                           COLONIAL   TRUST  V  ON   BEHALF   OF
                                           COLONIAL  CALIFORNIA TAX EXEMPT FUND,
                                           COLONIAL CONNECTICUT TAX EXEMPT FUND,
                                           COLONIAL  FLORIDA  TAX  EXEMPT  FUND,
                                           COLONIAL   MASSACHUSETTS  TAX  EXEMPT
                                           FUND,  COLONIAL  MICHIGAN  TAX EXEMPT
                                           FUND,  COLONIAL  MINNESOTA TAX EXEMPT
                                           FUND,  COLONIAL  NEW YORK TAX  EXEMPT
                                           FUND,  COLONIAL  NORTH  CAROLINA  TAX
                                           EXEMPT  FUND  AND  COLONIAL  OHIO TAX
                                           EXEMPT FUND

                                            By _____________________________
                                           Title __________________________


                                           COLONIAL TRUST VI ON BEHALF OF
                                           COLONIAL SMALL STOCK FUND AND
                                           COLONIAL U.S. FUND FOR GROWTH

                                            By _____________________________
                                           Title __________________________


                                           COLONIAL TRUST VII ON BEHALF OF
                                           COLONIAL NEWPORT TIGER FUND

                                            By _____________________________
                                           Title __________________________


                                           BANK OF AMERICA NATIONAL TRUST AND
                                           SAVINGS ASSOCIATION, as Agent

                                           By__________________________________
                                           Title_______________________________

                                           BANK OF AMERICA ILLINOIS, as a Bank

                                           By__________________________________
                                           Title_______________________________


                                           ABN AMRO BANK N.V., NEW  YORK BRANCH


                                           By__________________________________
                                           Title  Authorized Signature



                                           By__________________________________
                                           Title  Authorized Signature


                                           CREDIT LYONNAIS NEW YORK BRANCH


                                            By__________________________________
                                           Title_______________________________


                                           FLEET BANK, N.A.


                                           By__________________________________
                                           Title_______________________________



                                           MELLON BANK, N.A.


                                           By__________________________________
                                           Title_______________________________